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                                                                    Exhibit 23.1
                                                                    ------------



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 6 to the Registration Statement on Form S-1 of our report dated January 14, 2000 except for paragraph 2 of Note F and Note P for which the date is February 4, 2000, relating to the financial statements of Switchboard Incorporated, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
March 1, 2000